SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

HYCOR BIOMEDICAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HYCOR BIOMEDICAL INC. 7272 Chapman Avenue Garden Grove, CA 92841

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2003

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Hycor Biomedical Inc. to be held at its corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841 on June 10, 2003 at 9 a.m., local time, for the following purposes:

1.	To elect six nominees as directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 18, 2003 are entitled to notice of and to vote at the Meeting. A list of stockholders will be available for inspection at the Meeting and, for ten days prior thereto, at Hycor’s corporate offices.

     Your attention is directed to the proxy statement submitted with this notice.

By order of the Board of Directors.

Reginald P. Jones Secretary

Garden Grove, California
May 1, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
ELECTION OF DIRECTORS
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
AUDIT FEES
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
STOCKHOLDER NOMINATIONS
STOCKHOLDER PROPOSALS
OTHER MATTER

HYCOR BIOMEDICAL INC.
7272 Chapman Avenue
Garden Grove, California 92841-2103

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2003

     This Proxy is solicited by the Board of Directors of Hycor Biomedical Inc. (“Hycor”) for use at the Annual Meeting of Stockholders. The Annual Meeting will be held on June 10, 2003, at Hycor’s corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841-2103 at 9 a.m., local time, and at any adjournments thereof. The Annual Meeting is held for the following purposes: (1) to elect six directors; and (2) to transact such other business as may properly come before the meeting. This Proxy Statement and the enclosed proxy are being first sent or given to stockholders on or about May 1, 2003.

     Hycor will bear the cost of making solicitations from its stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers or employees of Hycor. The Annual Report of Hycor, including financial statements for the year ended December 31, 2002, is enclosed with this Proxy Statement.

Information About the Annual Meeting

Record Date and Voting

     The Board of Directors of Hycor fixed April 18, 2003, as the Record Date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. At the Record Date, Hycor had outstanding 8,062,193 shares of Common Stock. Each share of Common Stock entitles the record holder to one vote on all matters.

Voting By Proxy

     All shares represented by a properly executed proxy received in time for the Annual Meeting and not revoked will be voted as directed. If no directions are specified, the shares represented by such proxy will be voted (i) “FOR” the election of the Board of Directors’ six nominees for director; and (ii) at the discretion of the persons named as proxies on all other matters which may properly come before the Annual Meeting, although Hycor does not presently know of any other such business.

Revoking a Proxy

     Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of Hycor of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may revoke his proxy and vote in person if he so desires.

Quorum and Voting

     A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting on each of the proposals (other than the election of directors) is required for the adoption or ratification for each proposal.

Effect of Broker Non-Votes and Abstentions

     Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

ELECTION OF DIRECTORS

(Proposal 1)

     Six directors are to be elected to serve as members of the Board of Directors until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If at the time of the Annual Meeting of Stockholders any of such nominees should be unable to serve, the persons named in the Proxy will vote for the election of such person or persons as may be designated by the present Board of Directors; alternatively, the Board of Directors may reduce the number of authorized directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL SIX NOMINEES.

Nominees for Election as Directors

	Year
	First	Principal Occupation and Other
Name	Elected	Information Concerning Nominee

Samuel D. Anderson Age 67	1987	Chairman of the Board since July 1998, Hycor Biomedical Inc.; general business consultant since May 1991; President, Trancel Corporation (a pharmaceutical company) from March 1990 until April 1991; Director from March 1984 until December 1991, Chairman of the Board from October 1988 to March 1990, President and Chief Executive Officer from March 1984 to October 1988, Alpha Therapeutics Corporation (a pharmaceutical company).

J. David Tholen Age 58	1998	President and Chief Executive Officer since July 1998, Executive Vice President from January 1998 until July 1998, Hycor Biomedical Inc.; general business consultant from December 1996 until January 1998; President and Chief Executive Officer, Murex International (a medical diagnostic company) from June 1994 until December 1996.

	Year
	First	Principal Occupation and Other
Name	Elected	Information Concerning Nominee

David S. Gordon Age 61	1981	Practicing Physician, Hematology and Oncology (a private medical practice) since April 2002; General business consultant since March 1999; Senior Vice President, Medical Affairs, from April 1997 to March 1999, Aronex Pharmaceuticals, Inc. (a pharma- ceutical company); Vice President, Business Development, Physician Reliance Network, Inc. (a physician practice management company) from October 1995 until December 1996; Vice President, U.S. Clinical Research, The Liposome Company (a pharmaceutical company) from March 1993 until September 1995; Director, Clinical Research-Hematologics, R. W. Johnson Pharmaceutical Research Institute (a pharmaceutical company) from November 1990 until February 1993; Chairman of the Board from April 1981 to September 1990, Chief Scientific Officer from February 1985 to November 1990, Chief Executive Officer from April 1981 to February 1985, Hycor Biomedical Inc.

Reginald P. Jones Age 56	1986	Senior Vice President since January 1988, Chief Financial Officer since May 1985, Secretary since June 1985, Treasurer since January 1982, Hycor Biomedical Inc.

James R. Phelps Age 64	1984	Partner, Hyman, Phelps and McNamara, P.C. (a law firm) since January 1980.

Richard E. Schmidt Age 71	1996	Chairman from September 1991 to February 1998, Chief Executive Officer and President from September 1991 until June 1996, Newport Corporation (a precision research equipment company).

Board Meeting Attendance and Committees

     The Board of Directors held a total of four meetings during 2002. All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they served.

     The Compensation Committee of the Board, composed of Messrs. Anderson and Phelps, acts for the Board in determining the executive compensation program with respect to salary, bonuses, benefits and other compensation matters. It also administers Hycor’s stock option plans. This committee met four times during 2002.

     The Audit Committee of the Board, composed of Messrs. Schmidt, Anderson, and Gordon, acts for the Board in overseeing Hycor’s accounting practices, recommending the independent public accountants for appointment by the Board, monitoring the adequacy of internal accounting practices and reviewing significant changes in accounting policies. This committee met four times in 2002.

     The Nominating Committee, composed of Messrs. Phelps, Gordon and Tholen, considers and makes recommendations to the full Board of Directors of individual candidates to be nominated by management for election to the Board of Directors at the Annual Meeting of Stockholders. This committee met once in 2002.

Compensation of Directors

     All non-employee directors receive an annual retainer of $9,000 and a fee of $1,000 for each Board Meeting attended and $500 for each Audit and Compensation Meeting attended for services as directors of Hycor. Non-employee directors are reimbursed for reasonable travel expenses incurred in connection with each meeting attended.

     Each non-employee director is eligible to receive stock options under Hycor’s Nonqualified Stock Option Plan for Non-Employee Directors (the “Director Plan”), a non-discretionary formula stock option plan. Each director who is a non-employee director and who holds office immediately after Hycor’s Annual Meeting of stockholders receives an option to purchase 6,000 shares of Common Stock. The Director Plan also provides an automatic one-time only grant of an option to purchase 4,000 shares of Common Stock to new non-employee directors on the date such director first assumes the duties of a director. The price per share at which an option may be exercised is the fair market value per share on the date the option is granted, and each option granted shall vest pro rata over a three-year period. In the event that Hycor enters into a merger (other than a merger in which Hycor is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of an option, the option shall become exercisable with respect to the full number of shares subject thereto during the period of thirty days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to shares of Common Stock of Hycor beneficially owned by (1) all persons known to Hycor to own beneficially more than 5% of Hycor’s Common Stock; (2) each person who is a director or a nominee for director; (3) the chief executive officer and the four other most highly paid executive officers (the “named officers”); and (4) all directors and executive officers of Hycor as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person specified is as supplied or confirmed by such person.

	Shares of Common Stock
	Beneficially Owned as		Percent of
Name	of March 25, 2003 (1)(8)		Class (1)

Dimensional Fund Advisors, Inc.	411,614	(2)	5.1
J. David Tholen	327,448		4.0
Reginald P. Jones	291,496	(3)	3.6
Nelson F. Thune	200,652	(4)	2.5
Mary Jo Deal	69,747	(5)	*
David Davoudzadeh	0		*
Samuel D. Anderson	76,300		*
David S. Gordon	266,071	(6)	3.3
James R. Phelps	84,215		1.0
Richard E. Schmidt	34,000		*
All executive officers and directors as a group (9 persons)	1,349,929	(7)	16.0

Footnotes

*	Indicates less than one percent.

(1)	Includes shares subject to stock options which the following have the right to acquire within sixty days of March 25, 2003; Mr. Tholen, 105,550 shares; Mr. Jones, 55,500 shares; Mr. Thune, 39,700 shares; Ms. Deal, 30,500 shares; Mr. Anderson, 48,000 shares; Dr. Gordon, 48,000 shares; Mr. Phelps, 48,000 shares; Mr. Schmidt, 34,00 shares; and all executive officers and directors as a group, 409,250 shares.

(2)	Dimensional Fund Advisors, Inc. (“DFA”), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, filed an amended schedule 13G on or about February 9, 2003, on behalf of itself, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. DFA has sole voting power over all shares.

(3)	Includes 232,201 shares held by R. P. Jones and J. Jones as Trustees for the Jones Family Trust; and 3,795 shares held by Hycor’s 401(k) Plan.

(4)	Includes 3,452 shares held by Hycor’s 401(k) Plan.

(5)	Includes 245 shares held by Hycor’s 401(k) Plan.

(6)	Includes 9,857 shares held by Dr. Gordon’s wife.

(7)	Includes 7,492 shares held by Hycor’s 401(k) Plan.

(8)	Under the terms of Hycor’s 401(k) Plan, a committee of three persons has the power to direct the trustee to vote all shares held pursuant to the 401(k) Plan.

EXECUTIVE OFFICERS

     The following table identifies, and contains certain information concerning, Hycor’s executive officers of the date of this Proxy Statement. Executive officers are appointed by and serve at the pleasure of the Board of Directors, subject to the relevant terms of their employment agreements. See “Executive Compensation — Employment Agreements.”

Name	Age	Information Concerning Officer

J. David Tholen	58	President and Chief Executive Officer since July 1998, Executive Vice President from January 1998 until July 1998, Hycor Biomedical Inc.; general business consultant from December 1996 until January 1998; President and Chief Executive Officer, Murex International (a medical diagnostic company) from June 1994 until December 1996.

Reginald P. Jones	56	Senior Vice President since January 1988, Chief Financial Officer since May 1985, Secretary since June 1985, Treasurer since January 1982.

Nelson F. Thune	57	Senior Vice President, Operations and Planning since February 1991, Vice President, Operations from January 1985 to February 1991.

Mary Jo Deal	47	Senior Vice President, Marketing and Sales since April 2000, Vice President, Marketing from September 1997 to March 2000, Director of Marketing from September 1995 to August 1997, Hycor Biomedical Inc.; Marketing Manager from July 1993 to August 1995, Technical Assistance Manager from July 1991 to June 1993, Dade International, Inc. (a medical products company).

David Davoudzadeh	58	Vice President, Research and Development since November 2002; Director, Reagent Development Department Microgenics/Apogen Corporation from January 2000 to November 2002; Manager, DNA Synthesis Group, Roche from November 1998 until November 1999; Manager, Organic Chemistry, Boehringer Mannheim Corporation from March 1994 to November 1998.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth information concerning compensation paid or accrued by Hycor to or on behalf of the named executive officers for services in all capacities to Hycor during Hycor’s last completed fiscal year.

Summary Compensation Table

				Long-Term
				Compensation
	Annual Compensation (1)			Awards
				Securities
				Underlying	All Other
Name and		Salary	Bonus	Options/	Compensation
Principal Position	Year	($)(2)	($)	SARs (#)	($)(3)

J. David Tholen	2002	245,358	71,129	110,000	5,753
President and CEO	2001	235,955	27,612	-0-	5,324
	2000	224,723	67,417	-0-	5,515

Reginald P. Jones	2002	227,993	119,920	80,000	5,978
Senior Vice President,	2001	219,253	25,657	-0-	5,364
CFO	2000	208,811	62,643	-0-	5,187

Nelson F. Thune	2002	200,229	58,046	60,000	6,082
Senior Vice President,	2001	192,567	22,534	-0-	4,739
Operations & Planning	2000	183,394	55,018	-0-	5,286

Mary Jo Deal	2002	191,079	55,394	60,000	5,753
Senior Vice President,	2001	183,768	21,505	-0-	5,338
Marketing & Sales	2000	172,419	51,726	-0-	5,080

David Davoudzadeh (4)	2002	170,000	-0-	20,000	-0-
Vice President,
Research & Development

Footnotes

(1)	None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his reported annual salary and bonus.

(2)	Includes employee deferrals under Hycor’s Incentive Profit Sharing Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).

(3)	Hycor contributions under the 401(k) Plan.

(4)	Dr. Davoudzadeh joined the Company on November 15, 2002.

Employment Agreements

     Hycor is a party to employment agreements with Messrs. Tholen, Jones, Thune, and Davoudzadeh and Ms. Deal, described below.

     Mr. Tholen is employed as President and Chief Executive Officer of Hycor pursuant to an employment agreement, which commenced April 1, 2002, and provides for an annual base salary of $245,400. The agreement automatically renews for successive one-year terms unless written notice of either party’s intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of a change in control of Hycor, Mr. Tholen will be entitled to receive a payment in an amount equal to 300% of his current base salary and most recent bonus. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor’s then outstanding securities or if specified changes in the composition of Hycor’s Board of Directors occurs. Hycor can also terminate the agreement at any time “without cause” by paying Mr. Tholen a lump severance benefit equal to twelve months base salary or the remaining term of the agreement at the time of termination, whichever is less. The agreement also provides for certain payments upon Mr. Tholen’s death or incapacity.

     Mr. Jones is employed as Senior Vice President of Hycor pursuant to his employment agreement, which commenced on June 20, 1997 and amended on April 1, 2000, and provides for an annual base salary of $184,100. The agreement automatically renews for successive one-year terms unless written notice of either party’s intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of a change in control of Hycor, Mr. Jones will be entitled to receive a payment in an amount equal to 300% of the average of the annual base salary plus bonuses paid to Jones for the prior three years. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor’s then outstanding securities or if specified changes in the composition of Hycor’s Board of Directors occurs. Hycor can also terminate the agreement at any time “without cause” by paying Mr. Jones a lump severance benefit equal to twelve months base salary or the remaining term of the agreement at the time of termination, whichever is less. The agreement also provides for certain payments upon Mr. Jones’ death or incapacity.

     Hycor entered into three-year employment agreements with Mr. Thune and Ms. Deal under which each is employed as a Vice President of Hycor. These agreements, which commenced June 20, 1997 for Mr. Thune and September 1, 1997 for Ms. Deal, provide for base salaries of $161,700 and $120,000 per annum, respectively. Each agreement automatically renews for successive one-year terms unless written notice of either party’s intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of the termination of employment (other than on account of death or for cause as defined in the agreement), or election to resign with good cause (as defined in the agreement), within two years after a change in control of Hycor, Mr. Thune or Ms. Deal will be entitled to receive severance pay in an amount equal to 200% of the average of the annual base salary plus bonuses paid the prior three years. Such amount would be in addition to any other amounts otherwise payable under any benefit plans of Hycor. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor’s then outstanding securities or if specified changes in the composition of Hycor’s Board of Directors occurs. Hycor can also terminate the agreement at any time “without cause” by paying a lump severance benefit equal to twelve months base salary at the time of termination. The agreement also provides for certain payments upon death or incapacity.

     Hycor entered into a two-year employment agreement with Dr. David Davoudzadeh under which he is employed as a Vice President of Hycor. This agreement, which commenced on November 15, 2002 provides for a base salary of $170,000. Hycor can also terminate the agreement at any time “without cause” by paying Dr. Davoudzadeh a lump severance benefit equal to six months base salary or the remaining term of the agreement at the time of termination, whichever is less. The agreement also provides for certain payments upon Dr. Davoudzadeh’s death or incapacity.

Stock Options

     The following table sets forth information, with respect to the named executive officers, concerning the grant of stock options under Hycor’s stock option plans during the last fiscal year.

Options/SAR Grants in Last Fiscal Year

							Potential
							Realizable
							Value at
			% of Total				Assumed Rates
			Options				of Stock Price
	Number of		Granted to		Market		Appreciation
	Options		Employees	Exercise or	Expiration		for Option Term
	Granted		in Fiscal	Base Price	on Date	Expiration
Name	(1)(4)		Year	($/Sh)	of Grant	Date	5%	10%

J.D. Tholen	110,000	(2)	26%	2.00	2.00	4/17/12	138,357	350,623
R.P. Jones	80,000	(2)	19%	2.00	2.00	4/17/l2	100,623	254,999
N.F. Thune	60,000	(2)	14%	2.00	2.00	4/17/12	75,467	191,249
M.J. Deal	60,000	(2)	14%	2.00	2.00	4/17/12	75,467	191,249
D. Davoudzadeh	20,000	(3)	5%	1.71	1.71	11/l4/12	21,508	54,506

(1)	The Company did not grant any stock appreciation rights (SARs) during the last fiscal year.

(2)	Incentive stock options were granted under the 2001 Stock Option Plan on 4/18/02 and are exercisable in four annual equal installments beginning 4/18/03.

(3)	Incentive stock options were granted under the 2001 Stock Option Plan on 11/15/02 and are exercisable in four annual equal installments beginning on 11/15/03.

(4)	In the event that the Company enters into a merger (other than a merger in which the Company is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer or substantially all of its assets, or liquidation during the term of the option, the option shall become exercisable with respect to the full number of shares subject thereto for a period of 30 days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

Options/SAR Exercises in Last Fiscal Year And
Fiscal Year-End Option Values

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired	Value	Options/SARs		In-the-Money Options/SARs
	on	Realized	at Fiscal Year-End (#)		at Fiscal Year-End ($)(2)
Name	Exercise	($)(1)	Exercisable/Unexercisable		Exercisable/Unexercisable

J.D. Tholen	-0-	-0-	78,050	110,000	34,458	20,900
R.P. Jones	-0-	-0-	35,500	80,000	19,880	15,200
N.F. Thune	-0-	-0-	24,700	60,000	13,832	11,400
M.J. Deal	-0-	-0-	15,500	60,000	8,440	11,400
D. Davoudzadeh	-0-	-0-	-0-	20,000	-0-	9,600

(1)	Calculated based upon the market value of the Common Stock at the exercise date minus the option exercise price.

(2)	Calculated based upon the closing price of Common Stock at December 31, 2002, minus the option exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

Information about the Company’s equity compensation plans at December 31, 2002 was as follows:

	Number of	Weighted	Number of
	Shares to be	Average	Shares
	Issued Upon	Exercise	Remaining
	Exercise of	Price of	Available for
	Outstanding	Outstanding	Future
	Options	Options	Issuance

Equity Compensation Plans Approved by Shareholders (1)	960,125	$2.62	985,710 (2)
Equity Compensation Plans Not Approved by Shareholders	—		—

Total	960,125		985,710

1)	Consists of the following plans: 1992 Incentive Stock Option Plan, 1992 Nonqualified Stock Option Plan for Non-Employee Directors, 2001 Incentive Stock Option Plan, 2000 Employee Stock Purchase Plan.

2)	Includes 249,710 shares reserved for issuance under the 2000 Employee Stock Purchase Plan.

Compensation Committee Report on Executive Compensation

     Notwithstanding anything to the contrary set forth in any of Hycor’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follow shall not be deemed to be incorporated by reference into any such filings.

     The executive compensation program is administered by the Compensation Committee of Hycor’s Board of Directors (the “Committee”), which is comprised of the outside directors of Hycor listed below. The Committee is responsible for all compensation matters applicable to Hycor’s executive officers including developing, administering, and monitoring the compensation policies.

     In the past, the Committee has retained the services of an independent compensation-consulting firm to assist in its evaluation of the key elements of Hycor’s compensation program. The Committee reviews surveys and other data supplied by the consultant in the course of its deliberations relating to compensation proposals and in its evaluations of the particular needs of Hycor and each executive’s performance.

     Compensation and Overall Objectives. The general goals and objectives of Hycor’s compensation program are to:

•	Provide incentives for Hycor’s management to create value for Hycor’s stockholders;

•	To attract, retain, and motivate a quality, performance-oriented management team;

•	Position executive compensation at the median levels when compared to companies with similar size, organization structure, product cycle, and industry; and

•	Create long-term incentives, which are tied to Hycor’s long-term growth, financial success, and stockholder value.

     In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payments.

     Section 162(m) of the Internal Revenue Code limits Hycor’s tax deduction to $1 million in any taxable year for compensation paid to individual executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. While the compensation program provides pay levels unlikely to reach or exceed the limit for any of the executive officers, the Committee believes a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committee’s present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers’ compensation for deductibility under applicable tax laws.

     Base Salaries. The base compensation levels were established to compensate the executive officers for the functions they perform. The salary levels are reviewed annually and may be increased by the Compensation Committee in accordance with certain criteria determined to be relevant by the Committee, which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) competitive base pay levels for similar functions, and (iv) Hycor’s overall performance during the year. The weight given such factors by the Committee may vary from individual to individual. With respect to base salaries, the Committee generally intends to target base salary levels at the median for medical device and biotechnology organizations comparable in size and structure. Salary increases awarded in 2002 to executive officers averaged 4%.

     Annual Incentive Compensation Program. Awards may be earned under Hycor’s Annual Executive Incentive Plan (the “Annual Incentive Plan”). The objective of the Annual Incentive Plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of stock price over time. Targeted awards for the executive officers of Hycor, including the Chief Executive Officer, under the Annual Incentive Plan are 20% of earned salary. Minimum objectives of pretax earnings must be achieved before any awards are earned. Awards in any single year cannot exceed 150% of the target award opportunity. Bonus awards of 29% of earned salary were made for fiscal 2002.

     Long-Term Incentive Program. The long-term incentive program for senior management consists of a stock-based compensation plan, the 1992 Incentive Stock Plan and the 2001 Stock Option Plan (the “Plans”). The Committee believes that by providing those persons who have substantial responsibility for the management and growth of Hycor with an opportunity to increase their ownership of Hycor stock, the interests of the stockholders and executives will be closely aligned. The Committee, which administers the Plans, may make grants under the Plans based on a number of factors, including (i) the executive officer’s position in Hycor, (ii) the executive officer’s performance and responsibilities, (iii) the extent to which the executive officer already holds an equity stake in Hycor, (iv) equity participation levels of comparable executives at other companies in the compensation peer group, and (v) individual contribution to the success of Hycor’s financial performance. Generally, stock options are granted each year at 100% of current fair market value of Hycor’s stock. Stock options have a ten-year term and typically become exercisable over a four-year period, as determined by the Committee.

     Chief Executive Officer Compensation. J. David Tholen was employed in January 1998 as Executive Vice President and was promoted to President and Chief Executive Officer in July 1998. His salary was increased 4% in January 2002 to $245,400. Mr. Tholen’s salary is determined on the same factors discussed above for the executive officers. For 2002 Mr. Tholen received a bonus of $71,129, which was 145% of the target award opportunity. Mr. Tholen does not participate in or otherwise influence deliberation of the Committee relating to his compensation.

The Compensation Committee:

Samuel D. Anderson (Chairman)	James R. Phelps

Audit Committee Report

     The Audit Committee, all of whom are independent within the meaning of applicable rules and regulations, has adopted a charter to set forth its responsibilities.

     The Audit Committee reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2002 with management and Deloitte & Touche LLP, the Company’s independent public accountants. In addition, the Audit Committee has discussed with the Deloitte & Touche LLP the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has also received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee:

Samuel D. Anderson	Richard E. Schmidt (Chairman)	David S. Gordon

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on Hycor’s Common Stock, the NASDAQ US Index, and the NASDAQ Pharmaceutical Index for the period commencing December 31, 1997 and ended December 31, 2002. The graph assumes that the value of the investment in Hycor’s Common Stock and each index was $100 at December 31, 1997, and that all dividends were reinvested. The stockholder return shown on the following graph is not necessarily indicative of future performance.

Cumulative Total Return

Conversion Dollars	12/97	12/98	12/99	12/00	12/01	12/02
Company	100	68	112	344	386	140
Nasdaq US	100	141	261	157	125	86
Nasdaq Pharmaceutical	100	127	239	299	254	164

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     `Section 16(a) of the Securities Exchange Act of 1934 requires Hycor’s directors and executive officers, and persons who own more than 10% of a registered class of Hycor’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Hycor. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Hycor with copies of all Section 16(a) forms they file.

     To Hycor’s knowledge, based solely on review of the copies of such reports furnished to Hycor and written representations that no other reports were required during the fiscal year ended December 31, 2002, Hycor’s officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

INDEPENDENT AUDITORS

     Deloitte & Touche LLP served as Hycor’s independent auditors for the fiscal year ended December 31, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions. Auditors for the current fiscal year will be selected by the Board of Directors in June 2003.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of Hycor’s annual financial statements included on Form 10-K for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in Hycor’s quarterly reports on Form 10-Q for that fiscal year were $119,100.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation during fiscal year 2002.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for all other services rendered to Hycor were an additional $46,700. This amount was primarily comprised of completion of corporate tax returns and consultation with regard to various accounting, tax and financial matters. The Audit Committee has considered whether the provision of non-audit services by Hycor’s independent public accountants is compatible with maintaining auditor independence.

STOCKHOLDER NOMINATIONS

     The Nominating Committee will consider proposals for nominees for the Board of Directors suggested by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary at Hycor and must be received not less than 120 calendar days in advance of the date of Hycor’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. The stockholder should specify the name of each proposed nominee and should be accompanied by a statement of qualifications and confirmation of the person’s willingness to serve. A person to be considered for nomination to the Board of Directors should, among other things, have the ability to exercise sound business judgment, have had such broad personal and professional experience as to enable him or her to make productive contributions to the deliberation of the Board of Directors, and be a recognized leader in his or her profession.

STOCKHOLDER PROPOSALS

     Stockholders who intend to submit proposals to Hycor’s stockholders at the 2004 Annual Meeting must submit such proposals to Hycor no later than January 2, 2004, and must otherwise comply with the applicable requirements of the Securities Exchange Community to be considered for inclusion in the proxy statement and proxy for the 2004 Annual Meeting.

     With respect to any proposal that a stockholder of Hycor presents at the Annual Meeting of Stockholders to be held in the year 2004, that is not submitted for inclusion in Hycor’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proxy for that meeting will confer discretionary voting authority to vote on such stockholder proposal unless Hycor is notified of any such proposal before March 17, 2004 and the proponent complies with the other requirements of Rule 14a-4. Stockholder proposals should be submitted to Hycor Biomedical Inc., 7272 Chapman Avenue, Garden Grove, California 92841, Attention: Corporate Secretary.

OTHER MATTER

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of proxy will vote on such matter in accordance with their best judgment.

May 1, 2003	Reginald P. Jones Secretary

HYCOR BIOMEDICAL INC.
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE JUNE 10, 2003 ANNUAL MEETING OF STOCKHOLDERS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     The undersigned hereby appoints J. DAVID THOLEN and REGINALD P. JONES, and each of them, as proxy or proxies, with full power of substitution and resubstitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Hycor Biomedical Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 10, 2003 at 9 a.m., local time, at the Company’s offices located at 7272 Chapman Avenue, Garden Grove, California 92841, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise are directed to vote in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

1.    Election of Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),

STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Samuel D. Anderson, David S. Gordon, Reginald P. Jones, James R. Phelps, Richard E. Schmidt, and J. David Tholen.

2.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE IN PROPOSAL 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER(S) ON SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR IS UNABLE TO SERVE, THE PROXY HOLDER(S) WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

Date: _____________________________________________________________________, 2003

(Signature)

(Signature)

Please date this proxy and sign exactly as your name or names appear hereon. When more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If this proxy is submitted by a partnership, it should be executed in the partnership name by an authorized person.